Exhibit 99.1

EXECUTION VERSION

WARRANT TRANSFER, VOTING AND SUPPORT AGREEMENT

This Warrant Transfer, Voting and Support Agreement (“Agreement”) is made and entered into by and between Columbia Banking System, Inc., a Washington corporation (“Parent”), and Castle Creek Capital Partners, IV, L.P. (“Shareholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

R E C I T A L S:

WHEREAS, Parent and Intermountain Community Bancorp, an Idaho corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”) providing for the merger of the Company with and into Parent, with Parent as the surviving corporation (the “Merger”), and, as soon as reasonably practicable following the Merger, the merger of Panhandle State Bank, an Idaho state-chartered bank and wholly-owned subsidiary of the Company (“Panhandle State Bank”), with and into Columbia State Bank, a Washington State-chartered bank and wholly-owned subsidiary of Parent (“Columbia State Bank”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, Shareholder is the record and beneficial owner of the number of shares of Company Common Stock and/or the Company Warrant to purchase shares of Company Common Stock set forth, and in the manner reflected, on Attachment A hereto;

WHEREAS, as an inducement and a condition to Parent entering into and consummating the Merger Agreement, Parent has required that Shareholder enter into this Agreement so as to make more likely the approval of the Merger by the requisite vote of Company’s shareholders and provide for the treatment of the Company Warrant as contemplated by the Merger Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

WARRANT TRANSFER

Section 1.01 Transfer. Immediately prior to consummation of the Merger, Shareholder shall tender and transfer to Parent the Company Warrant issued to Shareholder by the Company in exchange for an amount of cash equal to the product of (a) the Per Share Consideration less the exercise price per share of Company Common stock with respect to such Company Warrant and (b) the number of shares of Company Common Stock issuable upon the exercise of such Company Warrant.

Section 1.02 Warrant Exercise and Transfer Restriction. Except as provided in Section 1.01, Shareholder agrees that it will not, directly or indirectly Transfer (as defined below) its Company Warrant prior to the termination of this Agreement as provided in Section 5.01.

Section 1.03 Other Documents. At the request of Parent and/or the Company and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transfer of its Company Warrant contemplated by this Article I.

ARTICLE II

AGREEMENT TO VOTE

Section 2.01 Agreement to Vote in favor of Merger. Shareholder hereby agrees that from the date hereof until the earlier of (i) the occurrence of the Effective Time and (ii) the time this Agreement terminates under Section 5.01 (the “Support Period”), at any shareholder meeting of the Company to approve the Merger or any related transaction, or any adjournment or postponement thereof, Shareholder shall be present (in person or by proxy) and shall vote (or cause to be voted) all of its shares of capital stock of the Company entitled to vote at such meeting, including all shares listed on Attachment A (together, “Owned Shares”): (a) in favor of approval of (1) the Merger Agreement and the transactions contemplated thereby, (2) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (3) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any action or agreement submitted for approval to the shareholders of the Company that would (1) result in breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (2) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (3) impair the ability of Parent to complete the Merger, the ability of the Company to complete the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement.

Section 2.02 Transfer Restrictions prior to Merger. Shareholder agrees that it will not, directly or indirectly, during the Support Period, except in respect of the Merger and receiving the Merger Consideration: (i) sell, transfer, assign, gift, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a “Transfer”), (ii) grant any proxies, or enter into any contract, arrangement or understanding with respect to a Transfer of the Owned Shares, as applicable, or (iii) take any other action, that would materially restrict, limit or interfere with the performance of Shareholder’s obligations hereunder. Notwithstanding the foregoing, Shareholder may transfer Owned Shares to a controlled affiliate, so long as prior to such transfer, such controlled affiliate enters into an agreement with Parent pursuant to which such controlled affiliate agrees to be bound by (and has full ability to perform the terms of) this Agreement to the full extent Shareholder is bound.

Section 2.03 Inconsistent Agreements. Shareholder hereby covenants and agrees that, except for or in a manner consistent with this Agreement, it (a) has not entered into, and shall not enter during the Support Period into, any voting agreement or voting trust with respect to the Owned Shares, (b) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Owned Shares except any proxy to carry out the intent of this Agreement and (c) has not taken and shall not take any action that would have the effect of preventing or disabling such Shareholder from performing any of its obligations under this Agreement.

ARTICLE III

STANDSTILL

Section 3.01 Limitation on Acquisition of Shares. Shareholder agrees that until this Agreement terminates under Section 5.01 (the “Standstill Period”), such Shareholder, individually or in concert with others acting as a 13D Group (as defined below) will not, and will cause each of its principals, directors, members, general partners, managers, officers and its controlled affiliates, not to, in any way, without the prior written consent of Parent, acquire, agree to acquire (whether by purchase, tender or exchange offer, through acquisition of control of another person or entity, by joining a 13D Group, through the use of a derivative instrument or voting agreement) or otherwise knowingly facilitate the acquisition of, any beneficial ownership of any capital stock of Parent or its successors that would result in Shareholder and its controlled affiliates beneficially owning in excess of the greater of (X) an amount of shares equal to 4.9% of the total outstanding shares of Parent Common Stock immediately following the Effective Time and (Y) the aggregate beneficial ownership, expressed in percentage terms, of Shareholder and its controlled affiliates of outstanding shares of Parent Common Stock immediately following the Effective Time (giving effect to the Merger and the transactions contemplated by the Merger Agreement, including the issuance of shares of Parent Common Stock in the Merger and the issuance of any shares of Parent Common Stock obtainable upon the exercise of the such Shareholder’s Company Warrants). For the avoidance of doubt, this Section 3.01 shall not be construed to limit Shareholder from acquiring in excess of 4.9% of the total outstanding shares of Parent Common Stock by virtue of the Merger. A “13D Group” shall mean any group of persons or entities that is affiliated and acting in concert or that holds or is formed for the purpose of holding, voting, or disposing any voting securities of Parent which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder to file a statement on Schedule 13D if such group were to beneficially own voting securities representing more than five percent (5%) of any voting securities then outstanding.

Section 3.02 Participation Limitations. Shareholder agrees that during the Standstill Period, Shareholder will not, individually or in concert with others acting as a 13D Group will not: (a) make or in any way participate in the “solicitation” of “proxies” (as such terms are used in the rules and regulations of the SEC) with respect to any shares of stock of Parent; (b) propose any stockholder resolutions in respect of Parent under Rule 14a-8 of the Exchange Act, as amended, or otherwise; (c) seek to call any meeting of shareholders of Parent; or (d) seek to take any action by written consent of shareholders of Parent; or (e) seek to advise or influence any other person or entity with respect to the voting of Parent Common Stock. Shareholder agrees that during the Standstill Period, that such Shareholder: (i) except for pursuant to pledges, will not deposit any Owned Shares in any voting trust or, except as contemplated in this Agreement, subject any Owned Shares to any arrangement or agreement with any person or entity with respect to the voting of such Owned Shares; (ii) will not join a 13D Group or other group, or otherwise act in concert with any person or entity for the purpose of acquiring, holding, voting or disposing of any Owned Shares; or (iii) will not, individually or in concert with others acting as a 13D Group, without the prior written consent of Parent, seek or propose (whether publically or otherwise) to effect control of the management, board of directors (including but not limited to a removal of a director) or policies of Parent.

Section 3.03 No Restrictions on Voting. Nothing in this Agreement shall prevent Shareholder or its affiliates from voting shares of Parent capital stock in any manner. Nothing in this Agreement shall apply to any portfolio company of Shareholder with respect to which Shareholder is not the party exercising control over decisions to purchase or vote shares of Parent capital stock; provided that such portfolio company is not acting at the request or direction of or in coordination with Shareholder.

Section 3.04 Communications with Personnel. Shareholder shall communicate any comments or concerns with respect to Parent or its subsidiaries directly to the Chief Executive Officer or Chief Financial Officer of Parent. If Shareholder wishes to communicate with other personnel of Parent, they shall direct such requests to the Chief Executive Officer or Chief Financial Officer of Parent, who will facilitate access and communications consistent with Parent’s protocol for such matters.

Section 3.05 Venture Capital Operating Company. From the Effective Time until the date that Shareholder and its Affiliates ceases to beneficially own shares of Parent Common Stock in an amount at least equal to one percent (1%) of the total outstanding shares of Parent, Parent will ensure that upon reasonable notice, Parent and its subsidiaries will afford to Shareholder and its representatives (including officers and employees of Shareholders, and counsel, accountants and other professionals retained by Shareholders) (i) such access during normal business hours to its books, records (excluding Tax Returns and associated work papers), properties and personnel and to such other information as Shareholder may reasonably request and (ii) reasonable opportunities to routinely consult with and advise the management of Parent and its subsidiaries, on matters relating to the operation of Parent and its subsidiaries. Parent agrees to consider, in good faith, the recommendations of Shareholder or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by Parent. This Section 3.05 shall survive any termination of this Agreement pursuant to clause (ii) of Section 5.02 of this Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES & COVENANTS

Section 4.01 Shareholder Representations and Warranties. Shareholder hereby represents and warrants to Parent as follows:

(a) Shareholder has full legal right and capacity to execute and deliver this Agreement, to perform Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Shareholder and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Shareholder and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c) Assuming due execution and delivery by Parent, this Agreement constitutes the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

(d) The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not (i) require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Shareholder or its properties and assets, (iii) conflict with, violate or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any organizational document or law, rule, regulation, order, judgment or decree applicable to Shareholder or pursuant to which any of its or its affiliates’ respective properties or assets are bound or (iv) violate or result in a breach of any agreement to which Shareholder or any of its affiliates is a party including, without limitation, any voting agreement, shareholders agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust.

(e) On the date hereof, the Owned Shares and the Company Warrant set forth on Attachment A hereto are owned of record or beneficially by Shareholder in the manner reflected thereon, include all of the shares of Company Common Stock and/or the Company Warrant owned of record or beneficially by Shareholder and are free and clear of any proxy or voting restriction, claims, liens, encumbrances, security interests, options or limitations of whatever nature except (if applicable) as set forth on Attachment A hereto, which encumbrances or other items do not affect in any respect the ability of Shareholder to perform Shareholder’s obligations hereunder. As of the date hereof, Shareholder has, and at the Company Shareholder Meeting or any other shareholder meeting of the Company in connection with the Merger Agreement and the transactions contemplated thereby, Shareholder (together with any such entity) will have (except as otherwise permitted by this Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Owned Shares, except as otherwise reflected on Attachment A.

(f) As of the date hereof, to the knowledge of Shareholder, there is no action, proceeding or investigation pending or, to Shareholder’s knowledge, threatened against Shareholder before or by any Governmental Entity, that would, individually or in the aggregate, impair the ability of Shareholder to consummate the transactions contemplated hereby.

(g) Shareholder understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

Section 4.02 Parent Representations and Warranties. Parent hereby represents and warrants to Shareholder as follows:

(a) Parent has full legal right and capacity to execute and deliver this Agreement, to perform Parent’s obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and no other actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c) Assuming due execution and delivery of this Agreement by Shareholder, this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

(d) As of the date hereof, to the Knowledge of Parent, there is no action, proceeding or investigation pending or, to the Knowledge of Parent, threatened against Parent before or by any Governmental Entity, that would, individually or in the aggregate, impair the ability of Parent to consummate the transactions contemplated hereby.

Section 4.03 Shareholder Covenants. Shareholder hereby covenants and agrees with Parent as follows:

(a) Shareholder agrees, following the date hereof until this Agreement terminates, not to take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by Shareholder of its obligations under this Agreement.

(b) Shareholder agrees to permit Parent and/or the Company to publish and disclose in any proxy statement or securities filing, Shareholder’s identity and ownership of shares of Company’s or Parent’s common stock or other securities and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement.

(c) From time to time, at the request of Parent and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

(d) Shareholder hereby unconditionally waives, and agrees not to exercise, assert or perfect, any rights of appraisal or any dissenters’ rights that Shareholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

ARTICLE V

TERMINATION

Section 5.01 Termination of Agreement. This Agreement shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms.

Section 5.02 Effect of Termination. In the event of termination of this Agreement pursuant to Section 5.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any breach or violation of this Agreement occurring prior to such termination and provided, further that Section 5.03 of this Agreement shall survive any termination of this Agreement.

Section 5.03 Indemnity. Parent agrees to indemnify and hold harmless Shareholder and its affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls Shareholder within the meaning of the Exchange Act and the rules and regulations promulgated thereunder (each, an “Indemnified Party”), to the fullest extent lawful, from and against any out-of-pocket legal defense costs and related expenses (including reasonable attorneys’ fees and disbursements), arising out of or resulting from any claim or proceeding made or instituted by any Governmental Entity, stockholder of the Company or any other person (other than an Indemnified Party) prior to the one year anniversary of the Effective Time arising out of or resulting from the Shareholder’s entry into this Agreement and performance of its obligations hereunder, provided that (i) such indemnifiable costs and expenses, when aggregated with the indemnifiable costs and expenses, if any, of other indemnified parties under similar Warrant Transfer, Voting and Support Agreements with Parent executed in connection with the Merger, shall not in the aggregate exceed $200,000 and (ii) Parent shall not be required to indemnify an Indemnified Party to the extent of any insurance proceeds actually received by such Indemnified Party for any otherwise indemnifiable costs and expenses under this Section 5.03.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Expenses. Except as otherwise may be agreed in writing or otherwise set forth in this Agreement, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

Section 6.02 Entire Agreement. This Agreement is irrevocable. The recitals are incorporated as a part of this Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, except for Section 5.03, which is intended to benefit each Indemnified Party.

Section 6.03 Termination of Purchase Agreement Obligations. Shareholder hereby agrees that all obligations of Parent pursuant to the Amended and Restated Securities Purchase Agreement, dated as of January 20, 2012 (the “Purchase Agreement”), between the Company and Shareholder, including obligations arising out of Sections 3.3, 3.4, 3.8, 5.1, 5.10, 5.14 and 5.21 of the Purchase Agreement, shall terminate without any action from either party thereto as of the Effective Time.

Section 6.04 Assignment; Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned or otherwise transferred by operation of law or otherwise without the prior written consent of the other parties and any attempt to so assign or otherwise transfer with Agreement without such consent shall be void and of no effect; provided, however, that the rights under this Agreement are assignable by Parent to a majority-owned affiliate or any successor-in-interest in an internal reorganization or similar transaction. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto.

Section 6.05 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, delivered by registered or certified mail, return receipt requested, or by a national courier service, or sent by email or facsimile, provided that the email facsimile is promptly confirmed by telephone confirmation thereof, to the subject Shareholder at the address set forth below at the signature lines hereto, or such other address as may be designated in writing hereafter, in the same manner, by such person, and to Parent to the following address:

(a)	if to Parent, to:

Columbia Banking System, Inc.

1301 A Street

Tacoma, WA 98402-4200

Attention: Melanie J. Dressel, President & Chief Executive Officer

Facsimile: (253) 272-2601

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, CA 90067

Attention: Patrick S. Brown

Facsimile: (310) 712-8800

Section 6.06 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent and Shareholder, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.07 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Washington. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.08.

Section 6.09 Specific Performance. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Parent would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Parent may be entitled (including monetary damages), Parent shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Shareholder further agree that neither Parent nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.09, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 6.10 Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

Section 6.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 6.12 Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 6.13 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares or, except as expressly contemplated by Article I, the Company Warrant. All rights, ownership and economic benefits of and relating to the Owned Shares and, except as expressly contemplated by Article I, the Company Warrant shall remain vested in and belong to Shareholder.

Section 6.14 Application. This Agreement applies solely to Shareholder in its capacity as a shareholder and nothing in this Agreement shall prevent any director of the Company (including any representative of Shareholder) from discharging his or her fiduciary duties as a director of the Company.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Warrant Transfer, Voting and Support Agreement as of the 23rd day of July, 2014.

COLUMBIA BANKING SYSTEM, INC.

By:	/s/ Melanie J. Dressel
	Name:	Melanie J. Dressel
	Title:	President and Chief Executive Officer

CASTLE CREEK CAPITAL PARTNERS, IV, L.P.

By:	Castle Creek IV, LLC, its General Partner

By:	/s/ John Pietrzak
	Name:	John Pietrzak
	Title:	Managing Principal

Address:

6051 El Tordo
PO Box 1329
Rancho Santa Fe, CA 92067

[Signature Page to Warrant Transfer, Voting and Support Agreement]

Attachment A

LISTING OF OWNED SHARES

Castle Creek Capital Partners, IV, L.P.

2,037,685 shares of Company Common Stock, including 257,681 shares of Voting Common Stock and 1,780,004 shares of Non-Voting Common Stock

Warrant to purchase 850,000 shares of Non-Voting Common Stock